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                                   EXHIBIT 4.2









                          SUPPLEMENTAL INDENTURE NO. 2

                                 BY AND BETWEEN

                         SENIOR HOUSING PROPERTIES TRUST

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                             AS OF DECEMBER 28, 2001



           SUPPLEMENTAL TO THE INDENTURE DATED AS OF DECEMBER 20, 2001



                      ------------------------------------



                         SENIOR HOUSING PROPERTIES TRUST

                     ADDITIONAL 8-5/8% SENIOR NOTES DUE 2012



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     This SUPPLEMENTAL INDENTURE NO. 2 (this "SUPPLEMENTAL INDENTURE") made and entered into as of December 28, 2001 between SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "TRUSTEE"),

                                WITNESSETH THAT:

     WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of December 20, 2001 (as amended, supplemented or otherwise modified from time to time, the "BASE INDENTURE") to provide for the issuance of the Company's senior debt securities (the "SECURITIES") to be issued from time to time in one or more series;

     WHEREAS, the Company and the Trustee have also executed and delivered a Supplemental Indenture No. 1, dated as of December 20, 2001 (as amended, supplemented or otherwise modified from time to time, "SUPPLEMENTAL INDENTURE NO. 1") supplementing the Base Indenture (as so supplemented, the "INDENTURE") to provide for the establishment of a series of its Securities known as its 8-5/8% Senior Notes due 2012 (such series, the "NOTES DUE 2012") issued in an initial aggregate principal amount of $200,000,000; and

     WHEREAS, the Company desires to reopen the such series of Securities pursuant to Section 301 of the Base Indenture and Section 2.1(a) of Supplemental Indenture No. 1 to authorize the issuance of an additional $45,000,000 in aggregate principal amount of Notes due 2012 pursuant to the terms and conditions established thereunder;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     SECTION 1. ADDITIONAL NOTES DUE 2012. The Indenture, including Section 2.1(a) of Supplemental Indenture No. 1, is hereby supplemented to provide that the Notes due 2012 will be limited to an aggregate principal amount of $245,000,000, subject to the continued right of the Company to reopen such series for issuances of additional Securities of such series and except (i) as provided in Section 2.1 of Supplemental Indenture No. 1 and (ii) for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes due 2012 pursuant to Section 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes due 2012 which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered thereunder.

     SECTION 2. EFFECTIVENESS. This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Company and the Trustee in accordance with Article Nine of the Base Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.

     SECTION 3. MISCELLANEOUS. (a) In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.


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          (b) To the extent that any terms of this Supplemental Indenture are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture shall govern and supersede such inconsistent terms.

          (c) This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

          (d) This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


                            [Signature Page Follows]


                                      -2-

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     IN WITNESS WHEREOF, the Company and the Trustee have caused this
Supplemental Indenture to be executed as an instrument under seal as of the date first above written.

                                             SENIOR HOUSING PROPERTIES TRUST



                                             By: /s/ David J. Hegarty
                                                 ----------------------------
                                                 David J. Hegarty
                                                 President


                                             STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee



                                             By: /s/ Alison D.B. Nadeau
                                                 ----------------------------
                                                 Alison D.B. Nadeau
                                                 Vice President